Exhibit 99.1

Kemper Corporation One East Wacker Drive Chicago, IL 60601 kemper.com

Press Release

August 1, 2013
Kemper Corporation Reports Strong Second Quarter 2013 Earnings

◦	Net Operating Earnings per Share Increased $0.56 Year-Over-Year

◦	Underlying Combined Ratio Improved More Than 5 Percentage Points in the Property and Casualty Group

◦	Returned $56 Million to Shareholders in the Quarter
CHICAGO - (Business Wire) - Kemper Corporation (NYSE: KMPR) reported today net income of $34.0 million, or$0.59 per share, for the second quarter of 2013, compared to $2.3 million, or $0.04 per share, for the second quarter of 2012. Consolidated net operating income1 was $31.7 million, or $0.55 per share, for the second quarter of 2013, compared to a consolidated net operating loss of $0.8 million, or $0.01 per share, for the second quarter of 2012.

	Three Months Ended		Six Months Ended
(Dollars in millions, except per share amounts) (Unaudited)	Jun 30, 2013	Jun 30, 2012	Jun 30, 2013	Jun 30, 2012
Consolidated Net Operating Income (Loss)[1]	$31.7	$(0.8)	$74.0	$32.6
Income from Continuing Operations	32.5	1.6	91.1	37.9
Net Income	34.0	2.3	92.4	45.9

Impact of Catastrophe Losses and Related Loss Adjustment Expense (LAE) on Net Income	$(17.6)	$(36.3)	$(24.8)	$(43.7)

Basic Net Income (Loss) Per Share From:
Consolidated Net Operating Income (Loss)[1]	$0.55	$(0.01)	$1.27	$0.54
Continuing Operations	0.56	0.03	1.57	0.63
Net Income	0.59	0.04	1.59	0.77

Impact of Catastrophe Losses and Related LAE on Net Income Per Share	$(0.30)	$(0.61)	$(0.43)	$(0.73)

“We are pleased with Kemper's strong performance in the second quarter, as net operating income per share increased $0.56 year-over-year,” said Donald G. Southwell, Kemper's Chairman, President and Chief Executive Officer. “The overall property and casualty group's combined ratio improved nearly 15 percentage points from lower catastrophe losses, improved underlying results and higher favorable reserve development. The underlying combined ratio improved more than 5 percentage points resulting from our strategic actions to implement rate increases and tighten underwriting.”
“In the Life and Health segment, income was up 4 percent. Lower catastrophes on property insurance sold by our career agents offset higher morbidity. We also saw increased expenses at Reserve National related to our expanded distribution strategy. Going forward, we expect the Life and Health segment results in the second half of 2013 to be about what we earned in the second half of 2012,” commented Southwell.
“We returned $56 million of capital to shareholders in the quarter through share repurchases and dividends. In July, we concluded the sale of our corporate headquarters building in Chicago for just over $100 million, which resulted in a pre-tax gain of approximately $45 million,” concluded Southwell.

1 Consolidated net operating income (loss) is an after-tax, non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” for additional information.

Highlights

•	Net operating income per share increased by $0.56 in the second quarter of 2013, compared to 2012.

•
Kemper Preferred posted an 11.7 percentage point improvement in the year-over-year homeowner underlying loss results, driven by the impact of rate increases and underwriting actions, as well as a lower frequency of losses.

•
Kemper Specialty continued to see significant improved year-over-year underlying loss results in personal auto, posting a 7.9 percentage point improvement as continued rate actions and pricing segmentation efforts take effect.

•	The investment portfolio continued to produce solid returns for the quarter. The pre-tax equivalent annualized book yield for the second quarter of 2013 was 5.3 percent.

•	Kemper returned $56.3 million of capital to shareholders in the second quarter of 2013 through share repurchases and dividends.

•	In July, Kemper concluded the sale of The Kemper Building resulting in a pre-tax gain of approximately $45 million.
Capital
During the second quarter of 2013, Kemper repurchased approximately 1.3 million shares of common stock at a cost of $42.4 million and paid dividends of $13.9 million.
Kemper ended the quarter with a book value per share excluding net unrealized gains on fixed maturities of $31.91, up from $30.62 at the end of 2012. Book value per share was $35.14, down from $36.98 at the end of 2012, driven by the after-tax impact of higher interest rates and credit spreads on the fair value of the fixed maturity portfolio.
At the end of the second quarter, the holding company held cash and investments of $124.3 million, and its $325 million revolving line of credit was undrawn.
Revenues
Total revenues were $588.9 million for the second quarter of 2013, compared to $608.9 million in 2012. Earned premiums decreased $17.0 million, predominantly from planned reductions at Kemper Direct and Kemper Specialty.
Net investment income was $74.6 million in the second quarter of 2013, compared to $75.2 million in 2012 as lower yields on fixed maturities were partially offset by higher returns on equity method investments. The portfolio generated a pre-tax equivalent annualized book yield of 5.3 percent for the second quarter of 2013.
Segment Results
Unless otherwise noted, (i) the segment results discussed below are presented on an after-tax basis, (ii) prior year development includes both catastrophe and non-catastrophe losses, (iii) catastrophe losses exclude the impact of prior year development and (iv) underlying loss ratio includes loss and loss adjustment expenses.

	Three Months Ended		Six Months Ended
(Dollars in Millions) (Unaudited)	Jun 30, 2013	Jun 30, 2012	Jun 30, 2013	Jun 30, 2012
Segment Net Operating Income (Loss):
Kemper Preferred	$10.5	$(10.3)	$29.3	$0.1
Kemper Specialty	0.7	(2.8)	4.2	1.3
Kemper Direct	7.9	(2.9)	14.6	(4.2)
Life and Health Insurance	20.3	19.5	41.5	47.3
Total Segment Net Operating Income	39.4	3.5	89.6	44.5
Corporate and Other Net Operating Loss	(7.7)	(4.3)	(15.6)	(11.9)
Consolidated Net Operating Income (Loss)	31.7	(0.8)	74.0	32.6
Net Income (Loss) From:
Net Realized Gains on Sales of Investments	1.5	2.7	19.0	5.9
Net Impairment Losses Recognized in Earnings	(0.7)	(0.3)	(1.9)	(0.6)
Income from Continuing Operations	$32.5	$1.6	$91.1	$37.9
Kemper Preferred reported net operating income of $10.5 million for the second quarter of 2013, compared to a net operating loss of $10.3 million in 2012. Net operating results improved $20.8 million primarily from $14.6 million lower catastrophe losses and an 11.7 point improvement in the homeowners underlying loss ratio. Results also included $2.7 million higher favorable prior year reserve development, a 1.7 point deterioration in the auto underlying loss ratio and higher expenses. Kemper Preferred’s underlying combined ratio of 94.1 percent was 2.3 points better than the prior year, as a 3.5 point improvement in the underlying loss ratio was partially offset by a 1.2 point increase in the insurance expense ratio. The homeowners underlying loss ratio improved, driven by higher average premium rates and lower frequency of losses. The auto underlying loss ratio increased as higher average premium rates were more than offset by higher severity for both liability and physical damages coverages along with higher frequency of physical damages coverages.
Kemper Specialty reported net operating income of $0.7 million for the second quarter of 2013, compared to a net operating loss of $2.8 million in 2012. Kemper Specialty’s underlying combined ratio improved to 101.9 percent in the second quarter of 2013, compared to 105.0 percent in 2012. The underlying loss ratio improved 3.7 points to 79.8 percent, driven by higher average premium rates in personal auto, partially offset by higher severity of liability coverages in commercial auto.

Kemper Direct reported net operating income of $7.9 million for the second quarter of 2013, compared to a net operating loss of $2.9 million in 2012. Operating results improved primarily from a lower underlying loss ratio, $3.8 million higher favorable prior year reserve development and lower expenses. The underlying loss ratio improved 19.2 percentage points to 67.2 percent, largely from lower severity in auto liability coverages and higher average premium rates.

The Life and Health Insurance segment reported net operating income of $20.3 million for the second quarter of 2013, compared to $19.5 million in 2012. The $0.8 million improvement is driven by lower catastrophe losses and improved underlying results from property insurance products sold by the home service agents, offset by higher morbidity on accident and health products and initial start-up expenses to expand distribution channels at Reserve National.

Corporate and Other net operating loss increased $3.4 million for the second quarter of 2013, largely related to higher retirement benefits resulting from a lower discount rate and lower unallocated investment income.

Unaudited condensed consolidated statements of income for the three and six months ended June 30, 2013 and 2012 are presented below:

	Three Months Ended		Six Months Ended
(Dollars in millions, except per share amounts)	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Revenues:
Earned Premiums	$512.8	$529.8	$1,022.7	$1,059.0
Net Investment Income	74.6	75.2	155.4	152.6
Other Income	0.2	0.2	0.4	0.4
Net Realized Gains on Sales of Investments	2.3	4.1	29.2	9.0
Other-than-temporary Impairment Losses:
Total Other-than-temporary Impairment Losses	(2.3)	(0.4)	(4.7)	(0.9)
Portion of Losses Recognized in Other Comprehensive Income	1.3	—	1.8	—
Net Impairment Losses Recognized in Earnings	(1.0)	(0.4)	(2.9)	(0.9)
Total Revenues	588.9	608.9	1,204.8	1,220.1
Expenses:
Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses	354.2	423.8	703.4	800.4
Insurance Expenses	163.1	167.7	321.4	330.1
Interest and Other Expenses	25.2	20.9	49.0	42.7
Total Expenses	542.5	612.4	1,073.8	1,173.2
Income (Loss) from Continuing Operations before Income Taxes	46.4	(3.5)	131.0	46.9
Income Tax Benefit (Expense)	(13.9)	5.1	(39.9)	(9.0)
Income from Continuing Operations	32.5	1.6	91.1	37.9
Income from Discontinued Operations	1.5	0.7	1.3	8.0
Net Income	$34.0	$2.3	$92.4	$45.9

Income from Continuing Operations Per Unrestricted Share:
Basic	$0.56	$0.03	$1.57	$0.63
Diluted	$0.56	$0.03	$1.57	$0.63

Net Income Per Unrestricted Share:
Basic	$0.59	$0.04	$1.59	$0.77
Diluted	$0.59	$0.04	$1.59	$0.77

Dividends Paid to Shareholders Per Share	$0.24	$0.24	$0.48	$0.48

Unaudited business segment revenues for the three and six months ended June 30, 2013 and 2012 are presented below:

	Three Months Ended		Six Months Ended
(Dollars in Millions)	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
REVENUES
Kemper Preferred:
Earned Premiums	$221.5	$218.0	$440.7	$433.0
Net Investment Income	13.2	11.9	28.2	22.8
Other Income	—	0.1	0.1	0.2
Total Kemper Preferred	234.7	230.0	469.0	456.0
Kemper Specialty:
Earned Premiums	100.6	106.6	199.8	213.4
Net Investment Income	5.1	4.7	11.4	9.9
Other Income	0.1	0.1	0.2	0.1
Total Kemper Specialty	105.8	111.4	211.4	223.4
Kemper Direct:
Earned Premiums	31.8	43.9	65.5	90.9
Net Investment Income	3.2	3.7	7.0	7.3
Total Kemper Direct	35.0	47.6	72.5	98.2
Life and Health Insurance:
Earned Premiums	158.9	161.3	316.7	321.7
Net Investment Income	49.8	49.7	102.8	105.4
Other Income	0.1	—	0.1	0.1
Total Life and Health Insurance	208.8	211.0	419.6	427.2
Total Segment Revenues	584.3	600.0	1,172.5	1,204.8
Net Realized Gains on the Sales of Investments	2.3	4.1	29.2	9.0
Net Impairment Losses Recognized in Earnings	(1.0)	(0.4)	(2.9)	(0.9)
Other	3.3	5.2	6.0	7.2
Total Revenues	$588.9	$608.9	$1,204.8	$1,220.1

KEMPER CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Dollars in millions)

	June 30, 2013	December 31, 2012
Assets:	(Unaudited)
Investments:
Fixed Maturities at Fair Value	$4,701.1	$4,860.2
Equity Securities at Fair Value	545.0	521.9
Equity Method Limited Liability Investments at Cost Plus Cumulative Undistributed Earnings	241.7	253.0
Short-term Investments at Cost which Approximates Fair Value	239.3	327.5
Other Investments	496.0	497.5
Total Investments	6,223.1	6,460.1
Cash	69.5	96.3
Receivables from Policyholders	357.5	369.3
Other Receivables	206.2	206.1
Deferred Policy Acquisition Costs	308.4	303.4
Goodwill	311.8	311.8
Current and Deferred Income Tax Assets	85.7	5.4
Other Assets	258.6	256.7
Total Assets	$7,820.8	$8,009.1
Liabilities and Shareholders’ Equity:
Insurance Reserves:
Life and Health	$3,189.6	$3,161.6
Property and Casualty	919.0	970.6
Total Insurance Reserves	4,108.6	4,132.2
Unearned Premiums	640.3	650.9
Liabilities for Income Taxes	6.5	21.5
Notes Payable at Amortized Cost	611.9	611.4
Accrued Expenses and Other Liabilities	448.5	431.4
Total Liabilities	5,815.8	5,847.4
Shareholders’ Equity:
Common Stock	5.7	5.8
Paid-in Capital	709.1	725.0
Retained Earnings	1,151.7	1,118.2
Accumulated Other Comprehensive Income	138.5	312.7
Total Shareholders’ Equity	2,005.0	2,161.7
Total Liabilities and Shareholders’ Equity	$7,820.8	$8,009.1

Unaudited selected financial information for the Kemper Preferred segment follows:

	Three Months Ended		Six Months Ended
(Dollars in Millions)	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012

Results of Operations

Net Premiums Written	$226.3	$233.0	$432.1	$440.0
Earned Premiums:
Automobile	$127.5	$128.0	$254.6	$254.6
Homeowners	80.0	76.3	158.2	151.0
Other Personal	14.0	13.7	27.9	27.4
Total Earned Premiums	221.5	218.0	440.7	433.0
Net Investment Income	13.2	11.9	28.2	22.8
Other Income	—	0.1	0.1	0.2
Total Revenues	234.7	230.0	469.0	456.0
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	144.6	149.8	292.5	294.8
Catastrophe Losses and LAE	22.3	44.8	29.3	53.3
Prior Years:
Non-catastrophe Losses and LAE	(5.1)	(1.7)	(11.9)	(2.3)
Catastrophe Losses and LAE	(4.9)	(4.1)	(6.3)	(4.4)
Total Incurred Losses and LAE	156.9	188.8	303.6	341.4
Insurance Expenses	64.1	60.3	125.3	120.6
Operating Profit (Loss)	13.7	(19.1)	40.1	(6.0)
Income Tax Benefit (Expense)	(3.2)	8.8	(10.8)	6.1
Segment Net Operating Income (Loss)	$10.5	$(10.3)	$29.3	$0.1

Ratios Based On Earned Premiums

Current Year Non-catastrophe Losses and LAE Ratio	65.2%	68.7%	66.4%	68.0%
Current Year Catastrophe Losses and LAE Ratio	10.1	20.6	6.6	12.3
Prior Years Non-catastrophe Losses and LAE Ratio	(2.3)	(0.8)	(2.7)	(0.5)
Prior Years Catastrophe Losses and LAE Ratio	(2.2)	(1.9)	(1.4)	(1.0)
Total Incurred Loss and LAE Ratio	70.8	86.6	68.9	78.8
Incurred Expense Ratio	28.9	27.7	28.4	27.9
Combined Ratio	99.7%	114.3%	97.3%	106.7%

Underlying Combined Ratio

Current Year Non-catastrophe Losses and LAE Ratio	65.2%	68.7%	66.4%	68.0%
Incurred Expense Ratio	28.9	27.7	28.4	27.9
Underlying Combined Ratio	94.1%	96.4%	94.8%	95.9%

Non-GAAP Measure Reconciliation

Underlying Combined Ratio	94.1%	96.4%	94.8%	95.9%
Current Year Catastrophe Losses and LAE Ratio	10.1	20.6	6.6	12.3
Prior Years Non-catastrophe Losses and LAE Ratio	(2.3)	(0.8)	(2.7)	(0.5)
Prior Years Catastrophe Losses and LAE Ratio	(2.2)	(1.9)	(1.4)	(1.0)
Combined Ratio as Reported	99.7%	114.3%	97.3%	106.7%

Unaudited selected financial information for the Kemper Specialty segment follows:

	Three Months Ended		Six Months Ended
(Dollars in Millions)	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012

Results of Operations

Net Premiums Written	$95.1	$98.6	$203.5	$216.3
Earned Premiums:
Personal Automobile	$87.5	$96.1	$174.6	$192.7
Commercial Automobile	13.1	10.5	25.2	20.7
Total Earned Premiums	100.6	106.6	199.8	213.4
Net Investment Income	5.1	4.7	11.4	9.9
Other Income	0.1	0.1	0.2	0.1
Total Revenues	105.8	111.4	211.4	223.4
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	80.3	89.0	159.0	175.2
Catastrophe Losses and LAE	2.4	3.7	3.5	3.8
Prior Years:
Non-catastrophe Losses and LAE	0.6	1.4	1.2	0.4
Catastrophe Losses and LAE	—	—	0.1	0.1
Total Incurred Losses and LAE	83.3	94.1	163.8	179.5
Insurance Expenses	22.2	22.9	43.1	44.6
Operating Profit (Loss)	0.3	(5.6)	4.5	(0.7)
Income Tax Benefit (Expense)	0.4	2.8	(0.3)	2.0
Segment Net Operating Income (Loss)	$0.7	$(2.8)	$4.2	$1.3

Ratios Based On Earned Premiums

Current Year Non-catastrophe Losses and LAE Ratio	79.8%	83.5%	79.5%	82.1%
Current Year Catastrophe Losses and LAE Ratio	2.4	3.5	1.8	1.8
Prior Years Non-catastrophe Losses and LAE Ratio	0.6	1.3	0.6	0.2
Prior Years Catastrophe Losses and LAE Ratio	—	—	0.1	—
Total Incurred Loss and LAE Ratio	82.8	88.3	82.0	84.1
Incurred Expense Ratio	22.1	21.5	21.6	20.9
Combined Ratio	104.9%	109.8%	103.6%	105.0%

Underlying Combined Ratio

Current Year Non-catastrophe Losses and LAE Ratio	79.8%	83.5%	79.5%	82.1%
Incurred Expense Ratio	22.1	21.5	21.6	20.9
Underlying Combined Ratio	101.9%	105.0%	101.1%	103.0%

Non-GAAP Measure Reconciliation

Underlying Combined Ratio	101.9%	105.0%	101.1%	103.0%
Current Year Catastrophe Losses and LAE Ratio	2.4	3.5	1.8	1.8
Prior Years Non-catastrophe Losses and LAE Ratio	0.6	1.3	0.6	0.2
Prior Years Catastrophe Losses and LAE Ratio	—	—	0.1	—
Combined Ratio as Reported	104.9%	109.8%	103.6%	105.0%

Unaudited selected financial information for the Kemper Direct segment follows:

	Three Months Ended		Six Months Ended
(Dollars in Millions)	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012

Results of Operations

Net Premiums Written	$27.5	$35.7	$58.7	$79.6
Earned Premiums:
Automobile	$29.6	$41.5	$61.1	$86.0
Homeowners	2.1	2.4	4.3	4.8
Other Personal	0.1	—	0.1	0.1
Total Earned Premiums	31.8	43.9	65.5	90.9
Net Investment Income	3.2	3.7	7.0	7.3
Total Revenues	35.0	47.6	72.5	98.2
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	21.4	37.9	45.9	77.7
Catastrophe Losses and LAE	1.2	2.3	1.8	4.4
Prior Years:
Non-catastrophe Losses and LAE	(7.7)	(2.1)	(13.5)	(6.0)
Catastrophe Losses and LAE	(0.3)	(0.1)	(0.5)	(0.1)
Total Incurred Losses and LAE	14.6	38.0	33.7	76.0
Insurance Expenses	8.8	15.1	17.6	30.7
Operating Profit (Loss)	11.6	(5.5)	21.2	(8.5)
Income Tax Benefit (Expense)	(3.7)	2.6	(6.6)	4.3
Segment Net Operating Income (Loss)	$7.9	$(2.9)	$14.6	$(4.2)

Ratios Based On Earned Premiums

Current Year Non-catastrophe Losses and LAE Ratio	67.2%	86.4%	70.2%	85.5%
Current Year Catastrophe Losses and LAE Ratio	3.8	5.2	2.7	4.8
Prior Years Non-catastrophe Losses and LAE Ratio	(24.2)	(4.8)	(20.6)	(6.6)
Prior Years Catastrophe Losses and LAE Ratio	(0.9)	(0.2)	(0.8)	(0.1)
Total Incurred Loss and LAE Ratio	45.9	86.6	51.5	83.6
Incurred Expense Ratio	27.7	34.4	26.9	33.8
Combined Ratio	73.6%	121.0%	78.4%	117.4%

Underlying Combined Ratio

Current Year Non-catastrophe Losses and LAE Ratio	67.2%	86.4%	70.2%	85.5%
Incurred Expense Ratio	27.7	34.4	26.9	33.8
Underlying Combined Ratio	94.9%	120.8%	97.1%	119.3%

Non-GAAP Measure Reconciliation

Underlying Combined Ratio	94.9%	120.8%	97.1%	119.3%
Current Year Catastrophe Losses and LAE Ratio	3.8	5.2	2.7	4.8
Prior Years Non-catastrophe Losses and LAE Ratio	(24.2)	(4.8)	(20.6)	(6.6)
Prior Years Catastrophe Losses and LAE Ratio	(0.9)	(0.2)	(0.8)	(0.1)
Combined Ratio as Reported	73.6%	121.0%	78.4%	117.4%

Unaudited selected financial information for the Life and Health Insurance segment follows:

	Three Months Ended		Six Months Ended
(Dollars in Millions)	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012

Results of Operations

Earned Premiums:
Life	$98.6	$99.1	$196.5	$197.6
Accident and Health	40.3	41.4	80.5	82.9
Property	20.0	20.8	39.7	41.2
Total Earned Premiums	158.9	161.3	316.7	321.7
Net Investment Income	49.8	49.7	102.8	105.4
Other Income	0.1	—	0.1	0.1
Total Revenues	208.8	211.0	419.6	427.2
Policyholders’ Benefits and Incurred Losses and LAE	99.4	102.9	202.3	203.5
Insurance Expenses	78.2	77.8	154.2	150.4
Operating Profit	31.2	30.3	63.1	73.3
Income Tax Expense	(10.9)	(10.8)	(21.6)	(26.0)
Segment Net Operating Income	$20.3	$19.5	$41.5	$47.3
Use of Non-GAAP Financial Measures
Consolidated Net Operating Income (Loss)
Consolidated Net Operating Income (Loss) is an after-tax, non-GAAP financial measure computed by excluding from income (loss) from continuing operations the after-tax impact of 1) net realized gains (losses) on sales of investments, 2) net impairment losses recognized in earnings related to investments and 3) other significant non-recurring or infrequent items that may not be indicative of ongoing operations. Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years, and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is income (loss) from continuing operations.
Kemper believes that Consolidated Net Operating Income (Loss) provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Net realized gains (losses) on sales of investments and net impairment losses recognized in earnings related to investments included in Kemper’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the company’s investments, the timing of which is unrelated to the insurance underwriting process. Significant non-recurring items are excluded because, by their nature, they are not indicative of Kemper’s business or economic trends.

A reconciliation of Consolidated Net Operating Income (Loss) to Income from Continuing Operations for the three and six months ended June 30, 2013 and 2012 is presented below:

	Three Months Ended		Six Months Ended
(Dollars in Millions) (Unaudited)	Jun 30, 2013	Jun 30, 2012	Jun 30, 2013	Jun 30, 2012
Consolidated Net Operating Income (Loss)	$31.7	$(0.8)	$74.0	$32.6
Net Income From:
Net Realized Gains on Sales of Investments	1.5	2.7	19.0	5.9
Net Impairment Losses Recognized in Earnings	(0.7)	(0.3)	(1.9)	(0.6)
Income from Continuing Operations	$32.5	$1.6	$91.1	$37.9
Consolidated Net Operating Income (Loss) Per Unrestricted Share
Consolidated Net Operating Income (Loss) Per Unrestricted Share is a non-GAAP financial measure computed by dividing Consolidated Net Operating Income (Loss) by the weighted-average unrestricted shares outstanding. The most directly comparable GAAP financial measure is Income from Continuing Operations Per Unrestricted Share‐Basic.
A reconciliation of Consolidated Net Operating Income (Loss) Per Unrestricted Share to Income from Continuing Operations Per Unrestricted Share for the three and six months ended June 30, 2013 and 2012 is presented below:

	Three Months Ended		Six Months Ended
(Unaudited)	Jun 30, 2013	Jun 30, 2012	Jun 30, 2013	Jun 30, 2012
Consolidated Net Operating Income (Loss) Per Unrestricted Share	$0.55	$(0.01)	$1.27	$0.54
Net Income (Loss) Per Unrestricted Share From:
Net Realized Gains on Sales of Investments	0.02	0.05	0.33	0.10
Net Impairment Losses Recognized in Earnings	(0.01)	(0.01)	(0.03)	(0.01)
Income from Continuing Operations Per Unrestricted Share	$0.56	$0.03	$1.57	$0.63
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities is a ratio that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the after-tax impact of net unrealized gains on fixed income securities by total Common Shares Issued and Outstanding. Book Value Per Share is the most directly comparable GAAP financial measure. Kemper uses the trend in book value per share, excluding the after-tax impact of net unrealized gains on fixed income securities in conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. Kemper believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are generally not influenced by management. Kemper believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.

A reconciliation of the numerator used in the computation of Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities and Book Value Per Share at June 30, 2013 and December 31, 2012 is presented below:

(Dollars in Millions) (Unaudited)	Jun 30, 2013	Dec 31, 2012
Shareholders’ Equity Excluding Net Unrealized Gains on Fixed Maturities	$1,820.8	$1,789.9
Net Unrealized Gains on Fixed Maturities	184.2	371.8
Shareholders’ Equity	$2,005.0	$2,161.7
Underlying Combined Ratio
Underlying combined ratio is a non-GAAP financial measure, which is computed by adding the current year non-catastrophe losses and LAE ratio with the incurred expense ratio. The most directly comparable GAAP financial measure is the combined ratio, which uses total incurred losses and LAE, including the impact of catastrophe losses, and loss and LAE reserve development. Kemper believes the underlying combined ratio is useful to investors and is used by management to reveal the trends in Kemper’s property and casualty insurance businesses that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on incurred losses and LAE and the combined ratio. Prior-year reserve development is caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of the company’s insurance products in the current period. Kemper believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing its underwriting performance. The underlying combined ratio should not be considered a substitute for the combined ratio and does not reflect the overall underwriting profitability of our business.
Conference Call
Kemper will discuss its second quarter 2013 results in a conference call on Friday, August 2 at 11 a.m. EST. Kemper’s conference call will be accessible via the internet and by telephone. The phone number for Kemper’s conference call is 866.393.1565. To listen via webcast, register online at the investor section of kemper.com at least 15 minutes prior to the webcast to download and install any necessary software.
A replay of the call will be available through August 16, 2013 at 855.859.2056 using conference ID number 13298181.
More detailed financial information can be found in Kemper’s Investor Financial Supplement for the second quarter of 2013 which is available at kemper.com.

About Kemper
Kemper is a diversified insurance holding company with subsidiaries that provide an array of products to the individual and small business markets:

•	Auto insurance

•	Homeowners insurance

•	Renters insurance

•	Life insurance

•	Health insurance
Kemper markets to its customers through a network of independent agents, brokers and career agents.
Additional information about Kemper, including its filings on Forms 10-K, 10-Q and 8-K and its investor supplement, is available by visiting kemper.com.

Caution Regarding Forward-Looking Statements
This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events, and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts.

Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and are not guarantees of future performance. Among the general factors that could cause actual results to differ materially from estimated results are those listed in periodic reports filed by Kemper with the Securities and Exchange Commission (the “SEC”). No assurances can be given that the results contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release. The reader is advised, however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC.
Source: Kemper Corporation

Contact
Investors: Diana Hickert-Hill	312.661.4930 or investor.relations@kemper.com

KEYWORD: ILLINOIS
INDUSTRY KEYWORD: INSURANCE EARNINGS